Exhibit 23B

                                     BY-LAWS
                                       OF
                               AVALON FUNDS, INC.
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                                    ARTICLE I
                                     OFFICES
                                     -------

Section 1. PRINCIPAL OFFICE. The principal office of the Corporation in the State of Maryland shall be in the City of Baltimore.

Section 2. OTHER OFFICES. The Corporation may have such other offices in such places as the Board of Directors may from time to time determine.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS
                            ------------------------

Section 1. ANNUAL MEETING. Subject to this Article II, an annual meeting of Shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall select. The Corporation shall not be required to hold an annual meeting of its Shareholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940.

Section 2. SPECIAL MEETINGS. Special meetings of Shareholders may be called at any time by the President, the Secretary or by a majority of the Board of Directors and shall be held at such time and place as may be stated in the notice of the meeting.

               Special meetings of the Shareholders shall be called by the Secretary upon receipt of written request of the holders of shares entitled to cast not less than 10% of the votes entitled to be cast at such meeting, provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. No special meeting shall be called upon the request of Shareholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the Shareholders held during the preceding 12 months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

Section 3. PLACE OF MEETINGS. Meetings of Shareholders shall be held at a location within the Continental United States as the Board of Directors may from time to time determine.

Section 4. NOTICE OF MEETINGS; WAIVER OF NOTICE. Notice of the place, date and time of the holding of each Shareholders' meeting and, if the meeting is a special meeting, the purpose or purposes of the meeting, shall be given personally or by mail, not less that ten
               (10) nor more that ninety (90) days before the date of such meeting, to each Shareholder entitled to vote at such meeting and to each other shareholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid.

               Notice of any meeting of Shareholders shall be deemed waived by any shareholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting.

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Section 5.     QUORUM,   ADJOURNMENT   OF   MEETINGS.   The   presence   at  any
               Shareholders' meeting, in person or by proxy, of Shareholders of one third (1/3RD ) of the shares of the stock of the Corporation thereat shall be necessary and sufficient to constitute a quorum for the transaction of business, except for any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of Shareholders of one third (1/3RD ) of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum. The holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, whether or not sufficient to constitute a quorum, or, any officer present entitled to preside or act as Secretary of such meeting, may adjourn the meeting without determining the date of a new meeting, or without notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called and so adjourned may be transacted at any such subsequent meeting at which a quorum is present.

Section 6. ORGANIZATION. At each meeting of the Shareholders, the Chairman of the Board (if one has been designated by the Board), or in his or her absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, the Vice President, shall act as chairman of the meeting; provided, however, that if no such officer is present or able to act, a chairman of the meeting shall be elected by a majority of the Shareholders, present in person or by proxy, at the meeting. The Secretary, or in his or her absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 7. ORDER OF BUSINESS. The order of business at all meetings of the Shareholders shall be as determined by the chairman of the meeting.

Section 8. VOTING. Except as otherwise provided by statute or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the Shareholders to one vote for every full share of such stock, with a fractional vote for any fractional shares, standing in his or her name on the records of Shareholders of the Corporation as of the record date determined pursuant to Section 9 of this Article, or if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth day before the meeting.

               Each shareholder entitled to vote at any meeting of Shareholders may authorize another person or persons to act for him or her by a proxy signed by such shareholder or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where such proxy states that it is irrevocable and where law permits an irrevocable proxy. Except as otherwise provided by statute, the Articles of Incorporation or these By-Laws, any corporate action to be taken by vote of the Shareholders shall be authorized by a majority of the total votes validly cast at a meeting of Shareholders at which a quorum is present.

               If a vote shall be taken on any question other than the election of directors, which shall be by written ballot, then unless required by statute or these By-Laws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.

Section 9. FIXING OF RECORD DATE. The Board of Directors may fix a time not less that 10 nor more than 90 days prior to the date of any meeting of Shareholders or prior to the last day on which the consent or dissent of Shareholders may be effectively expressed for any purpose without a meeting, as the time as of which Shareholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all persons who were holders of record of voting stock at such time and no other

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               shall be entitled to notice of and to vote at such  meeting or to express their consent or dissent, as the case may be. If no record date has been fixed, the record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all Shareholders, at the close of business on the tenth day next preceding the day on which the meeting is held. The Board of Directors may fix a record date for determining Shareholders entitled to receive payment of a dividend or distribution, but such date shall be not more that 90 days before the date on which such payment is made. If no record date has been fixed, the record date for determining Shareholders entitled to receive dividends or distributions shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or distribution is adopted, but the payment shall not be made more than 60 days after the date on which the resolution is adopted.

Section 10. CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. Except as otherwise provided by statute or the Articles of Incorporation, any action required to be taken at any meeting of Shareholders, or any action which may be taken at any meeting of such Shareholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of Shareholders meetings: (i) a unanimous written consent which sets forth the action and is signed by each shareholder entitled to vote on the matter, and (ii) a written waiver of any right to dissent signed by each shareholder entitled to notice of the meeting but not entitled to vote thereat.

                                   ARTICLE III
                               BOARD OF DIRECTORS
                               ------------------

Section 1.     General Powers:

               (a) The property, affairs and business of the Corporation shall be managed by or under the direction of the board of directors, which may exercise all the powers of the Corporation except those powers vested solely in the stockholders of the Corporation by statute, by the Articles of Incorporation, or by these By-Laws.

               (b) All acts done by any meeting of the Directors or by any person acting as a director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Corporation.

               POWER TO ISSUE AND SELL STOCK: The board of directors may from time to time issue and sell or cause to be issued and sold any of the Corporation's authorized shares to such persons and for such consideration as the board of directors shall deem advisable, subject to the provisions of Articles Sixth and Seventh of the Articles of Incorporation.

               POWER TO DECLARE DIVIDENDS: The board of directors, from time to time as it may deem advisable, may declare and pay dividends in stock, cash or other property of the Corporation, out of any source available for dividends, to the stockholders according to their respective rights and interests in accordance with the provisions of the Articles of Incorporation.

               (a) The board of directors shall cause to be accompanied by a written statement any dividend payment wholly or partly from any source other than:

                    i) the Corporation's accumulated undistributed net income (determined in accordance with good accounting practice and the rules and regulations of the Securities and Exchange Commission then in effect) and not including profits or losses realized upon the sale of securities or other properties; or

                    ii) the Corporation's net income so determined for the current or preceding fiscal year.

               Such statement shall adequately disclose the source or sources of such payment and the basis of calculation, and shall be in such form as the Securities and Exchange Commission may prescribe.

Section 2. NUMBER OF DIRECTORS. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of Directors shall in no event be less that three (3) nor more than fifteen (15) except that the Corporation may have less than three (3) but not less than one (1) Director if there is no stock outstanding, and may have a number of Directors no fewer than the number of Shareholders so long as there are fewer than three (3) Shareholders. Any vacancy created by an increase in Directors may be filled in accordance with Section 6 of this
               Article III. No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of his or her term unless such Director is specifically removed pursuant to Section 5 of this Article III at the time of such decrease. Directors need not be Shareholders.

Section 3. ELECTION AND TERM OF DIRECTORS. Directors shall be elected annually, by written ballot at the annual meeting of Shareholders or a special meeting held for that purpose; provided, however, that if no annual meeting of the Shareholders of the Corporation is required to be held in a particular year pursuant to Section 1 of Article II of these By-Laws, Directors shall be elected at the next annual meeting held. The term of office of each Director shall be from the time of his or her election and qualification until the election of Directors next succeeding his or her election and until his or her successor shall have been elected and shall have qualified.

Section 4. RESIGNATION. A director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board, or the Chairman of the Board, or the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. REMOVAL OF DIRECTORS. Any Director of the Corporation may be removed by the Shareholders by a vote of a majority of the shares entitled to be cast for the election of Directors.

Section 6.     VACANCIES. If any vacancies shall occur in the Board of Directors
               (i) by reason of death, resignation, removal or otherwise, the remaining directors shall continue to act, and, subject to the provisions of the Investment Company Act of 1940, such vacancies (if not previously filled by the Shareholders) may be filled by a majority of the remaining Directors, although less than a quorum, and (ii) by reason of an increase in the authorized number of Directors, such vacancies (if not previously filled by the Shareholders) may be filled only by a majority vote of the entire Board of Directors.

Section 7. OFFICES, RECORDS, PLACES OF MEETINGS. The Directors may have one or more offices and may keep the books of the Corporation outside the State of Maryland, and within or without the United States of America, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine; and in the case of meetings of the Board of Directors, such meetings may be held at any place, within or without the United States of America, as the Board may from time to time by resolution determine, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 8. REGULAR MEETINGS. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place as the Board of Directors may determine. Notice of such regular meetings need not be in writing, provided that notice of any change in the time or place of such fixed regular meetings shall be communicated promptly to each Director not present at the meeting at which such change was made, in the manner provided in Section 9 of this

               Article III for notice of special meetings. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by telephone conference or other communications method by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting, subject to the requirements of the Investment Company Act of 1940.

Section 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the President, the Secretary or two or more of the Directors. Notice of special meetings, stating the time and place, shall be communicated to each Director personally by telephone or transmitted to him or her by mail, telegraph, telefax, telex, cable, e-mail or wireless at least one day before the meeting.

Section 10. WAIVER OF NOTICE. No notice of any meeting of the Board of Directors or a committee of the Board need be given to any Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), either before or after the time of the meeting.

Section 11. QUORUM AND VOTING. At all meetings of the Board of Directors, the presence of one third of the entire Board of Directors shall constitute a quorum unless there are only two or three Directors, in which case two Directors shall constitute a quorum. If there is only one Director, the sole Director shall constitute a quorum. At any adjourned meeting at which a quorum was present, any business may be transacted at a subsequent meeting, at which a quorum is present, which might have been transacted at the meeting as originally called.

Section 12. ORGANIZATION. The Board may, by resolution adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, the President, or, in his or her absence or inability to act, another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his or her absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

Section 13. WRITTEN CONSENT OF DIRECTORS IN LIEU OF A MEETING. Subject to the provisions of the Investment Company Act of 1940, as amended, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Section 14. COMPENSATION. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board, subject to any limitations on such compensation as provided in the Investment Company Act of 1940.

                                   ARTICLE IV
                                   COMMITTEES
                                   ----------

Section 1. ORGANIZATION. By resolution adopted by the Board of Directors, the Board may designate one or more committees, including an Executive Committee, composed of two or more Directors. The Board of Directors shall elect the Chairmen of such committees. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the power to authorize the issuance of stock, declare a dividend or distribution on stock, recommend to Shareholders any action requiring shareholder approval, amend these By-Laws, or approve any merger or share exchange which does not require shareholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

Section 2. PROCEEDINGS AND QUORUM. In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

                                   ARTICLE V
                         OFFICERS, AGENTS AND EMPLOYEES
                         ------------------------------

Section 1. GENERAL. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 8 of this Article.

Section 2. ELECTION, TENURE AND QUALIFICATIONS. The officers of the Corporation, except those appointed as provided in Section 8 of this Article V, shall be elected by the Board of Directors at its first meeting and thereafter annually at an annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his or her successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except that a single person may not simultaneously hold the offices of President and Vice President.

Section 3. REMOVAL AND RESIGNATION. Whenever in the judgment of the Board of Directors the best interest of the Corporation will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Directors at any regular meeting or at a special meeting called for such purpose. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 4. PRESIDENT. The president shall be the chief executive officer of the Corporation.. Subject to the supervision of the Board of Directors, he or she shall have general charge of the business, affairs and property of the Corporation, and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he or she may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He or she shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 5. VICE PRESIDENT. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents then the more senior of such officers present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may perform such duties as the Board of Directors may assign.

Section 6. TREASURER AND ASSISTANT TREASURER. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he or she shall have general supervision of the funds and property of the Corporation and of the performance by the

               Custodian of its duties with respect thereto. He or she shall render to the Board of Directors whenever directed by the Board, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; and as soon as possible after the close of each fiscal year, he or she shall make and submit to the Board of Directors a like report for such fiscal year. He or she shall perform all acts incidental to the Office of Treasurer, subject to the control of the Board of Directors.

               Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, the Assistant Treasurer (or if there are two or more Assistant Treasurers, then the more senior of such officers present and able to act) may perform all the duties of the Treasurer.

Section 7. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the Shareholders and Directors in books to be kept for that purpose. He or she shall keep in safe custody the seal of the corporation, and shall have charge of the records for the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He or she shall perform such other duties as appertain to his or her office or as may be required by the Board of Directors.

               Any Assistant Secretary may perform such duties of the Secretary as the Secretary of the Board of Directors may assign, and, in the absence of the Secretary, he or she (or if there are two or more Assistant Secretaries, then the more senior of such officers present and able to act) may perform all the duties of the Secretary.

Section 8. SUBORDINATE OFFICERS. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors may from time to time delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their rights, terms of office, authorities and duties.

Section 9. REMUNERATION. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 8 of this Article V.

Section 10. SURETY BONDS. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his or her hands.

                                   ARTICLE VI
                          INDEMNIFICATION AND INSURANCE
                          -----------------------------

Section 1. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding'), by reason of the fact that he or she is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all reasonable expenses (including attorneys' fees) actually incurred, and judgments, fines, penalties and amounts paid in settlement in connection with such Proceeding to the maximum extent permitted by law, now existing or hereafter adopted. Notwithstanding the foregoing, the following provisions shall apply with respect to indemnification of the Corporation's directors, officers, and investment adviser (as defined in the Investment Company act of 1940, as amended):

               (a) Whether or not there is an adjudication of liability in such Proceeding, the Corporation shall not indemnify any such person for any liability arising by reason of such person's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office or reckless disregard of his duties under any contract or agreement with the Corporation ("Disabling Conduct").

               (b) The Corporation shall not indemnify any such person unless:

                    (1) the court or other body before which the proceeding was brought (a) dismisses the Proceeding for insufficiency of evidence of any disabling conduct, or (b) reaches a final decision on the merits that such person was not liable by reason of disabling conduct; or

                    (2) absent such a decision, a reasonable determination is made, based upon a review of the facts, by (a) the vote of a majority of a quorum of the directors of the Corporation who are neither "interested persons" of the Corporation as defined in the Investment Company act of 1940, as amended, nor parties to the Proceeding, or (b) if a majority of a quorum of directors described above so directs, or if such quorum is not obtainable, based upon a written opinion by independent legal counsel, that such person was not liable by reason of disabling conduct.

               (c) Reasonable expenses (including attorneys' fees) incurred in defending a Proceeding involving any such person will be paid by the Corporation in advance of the final disposition thereof upon an undertaking by such person to repay such expenses unless it is ultimately determined that he or she is entitled to indemnification, if:

                    (1) such person shall provide adequate security for his or her undertaking;

                    (2) the Corporation shall be insured against losses arising by reason of such advance; or

                    (3) a majority of a quorum of the directors of the Corporation who are neither "interested persons" of the
                    Corporation as defined in the Investment Company act of 1940, as amended, nor parties to the proceeding, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that such person will be found to be entitled to indemnification.

Section 2. INSURANCE OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: The Corporation may purchase and maintain insurance or other sources of reimbursement to the extent permitted by law on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in or arising out of his or her position.

Section 3. NON-EXCLUSIVITY: The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these By-Laws, any agreement, vote of stockholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                                   ARTICLE VII
                                  CAPITAL STOCK
                                  -------------

Section 1. STOCK CERTIFICATES. The interest of each shareholder of the Corporation may be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The Board of Directors is expressly empowered to direct that stock certificates not be issued to evidence such shareholder ownership, and in such a case, the Board of Directors prescribe such other method or arrangement for the recording of such interests as they deem reasonable and proper.

               In the event that the Board of Directors elects to issue stock certificates, the certificates representing shares of stock shall be signed by or in the name of the Corporation by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Certificates may be sealed with the actual corporate seal or a facsimile of it or in any other form. Any or all of the signatures of the seal on the certificate may be manual or facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue unless written instructions of the Corporation to the contrary are delivered to such officer, transfer agent or registrar.

Section 2. STOCK LEDGERS. The stock ledgers of the Corporation, containing the names and addresses of the Shareholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

Section 3. TRANSFERS OF SHARES. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of Shareholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person. The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

Section 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

Section 5. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his or her legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

                                  ARTICLE VIII
                                      SEAL
                                      ----

     The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Maryland." The Board of Directors may otherwise alter the form of the seal. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. Any Officer or Director of the Corporation shall have the authority to affix the corporate seal of the Corporation to any document requiring the same.

                                   ARTICLE IX
                                   FISCAL YEAR
                                   -----------

The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                                    ARTICLE X
                           DEPOSITORIES AND CUSTODIANS
                           ---------------------------

Section 1. DEPOSITORIES. The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.

Section 2. CUSTODIANS. All securities and other investments shall be deposited in the safe keeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safe keeping of the securities and investments of the Corporation shall contain provisions complying with the Investment Company Act of 1940, as amended, and the general rules and regulations thereunder.

                                   ARTICLE XI
                            EXECUTION OF INSTRUMENTS
                            ------------------------

Section 1. CHECKS, NOTES, DRAFTS, ETC. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board or these By-Laws provide.

Section 2. SALE OR TRANSFER OF SECURITIES. Stock certificates, bonds or other securities owned by the Corporation may be held on behalf of the Corporation by a Custodian selected by the Board of Directors, and may be transferred or otherwise disposed of only as allowed pursuant to these By-Laws and pursuant to authorization by the Board; and when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President, any Vice President or the Treasurer, or pursuant to any procedure approved by the Board of Directors, subject to applicable law.

                                   ARTICLE XII
                         INDEPENDENT PUBLIC ACCOUNTANTS
                         ------------------------------

     The Corporation shall employ an independent public accountant or a firm of independent public accountants as its accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation.

                                  ARTICLE XIII
                RECORD KEEPING PURSUANT TO STATUTORY REQUIREMENTS
                -------------------------------------------------

     Any and all books, records, documents and other writings and memoranda, of any nature whatever, that are or may be subject to record keeping requirements under federal or state statutes shall be kept and maintained in the manner and for the time periods prescribed under the Investment Company Act of 1940, as amended.

                                   ARTICLE XIV
                                   AMENDMENTS
                                   ----------

Section 1. GENERAL: Except as provided in Sections 2 and 3 hereof, all By-Laws of the Corporation, whether adopted by the board of directors or the stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either:

               (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or

               (b) the directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law.

Section 2.     BY STOCKHOLDERS ONLY:

               (a) No amendment of any section of these By-Laws shall be made except by the stockholders of the Corporation if the By-Laws provide that such section may not be amended, altered or repealed except by the stockholders.

               (b) From and after the issuance of any shares of the capital stock of the Corporation, no amendment of this Article XVI shall be made except by the stockholders of the Corporation.

Section 3. LIMITATION ON AMENDMENT: No amendment to Article VI of these By-Laws shall narrow or eliminate any right to expenses, indemnification or insurance for any claim or proceeding arising out of conduct occurring prior to said amendment.

These By-Laws were adopted by unanimous affirmative vote of the Directors of the Company on December 1, 2000.

                                                   ATTEST

___________________________                        ______________________
By:  Julia P. Harvold, Esq.                        By: __________________
Secretary                                          Assistant Secretary

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